As filed with the Securities and Exchange Commission on February 15, 2017

Registration No. 333-196557

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPINDLE, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-8242820
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1201 S. Alma School Road, Suite 12500

Mesa, AZ 85210

(Address of Principal Executive Offices, including Zip Code)

Spindle, Inc. 2012 Stock Incentive Plan

2014 Consultant’s Compensation Plan

(full title of the plan)

Jack A. Scott

1201 S. Alma School Road, Suite 12500

Mesa, AZ 85210

(Name and address of agent for service)

(800) 560-9198

(Telephone number, including area code, of agent for service)

With a copy to:

Peter Hogan, Esq.

Clark & Trevithick, APC

800 Wilshire Boulevard, 12th Floor

Los Angeles, California 90017

(213) 629-5700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ]	Smaller Reporting Company [X]
Emerging growth company [ ]

DEREGISTRATION OF UNSOLD SECURITIES

Spindle, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-8 (file no. 333-196557) (the “Registration Statement”) to deregister certain shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that were covered by the Registration Statement for issuance under the Spindle, Inc. 2012 Stock Incentive Plan (the “2012 Plan”) and the 2014 Consultant’s Compensation Plan (the “Consultant Plan” and, together with the 2012 Plan, the “Plans”).  The Registrant filed the Registration Statement, which registered 6,000,000 shares of Common Stock to be offered or sold under the 2012 Plan and 4,000,000 shares of Common Stock to be offered or sold under the Consultant Plan, with the Securities and Exchange Commission (the “Commission”) on June 6, 2014.

Pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all the shares of Common Stock covered by the Registration Statement which remain unissued as of the date of this filing.

Upon effectiveness hereof, no shares of Common Stock will remain registered under the Registration Statement for issuance under the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”), the Registrant has duly caused this post-effective amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, Arizona, on February 15, 2018.

SPINDLE, INC. (Registrant)

By:	/s/ Jack A. Scott
Jack A. Scott
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this post-effective amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Jack A. Scott	Chief Executive Officer and Director	February 15, 2018
Jack A. Scott	(Principal Executive Officer)

/s/ Habib Yunus	Chief Financial Officer and Director	February 15, 2018
Habib Yunus	(Principal Financial Officer and Principal Accounting Officer)

/s/ John Devlin	Director	February 15, 2018
John Devlin

3